UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018 (March 15, 2018)

US-CHINA BIOMEDICAL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92691

(Address of principal executive office)

(949) 769-3536

(Registrant's telephone number, including area code)

_________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2018, US-China Biomedical Technology, Inc., a Nevada corporation formerly known as Cloud Security Corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) for the sale of an aggregate 2,000,000 shares of the Company’s common stock (the “Shares”) at a purchase price of $0.40 per share to China-Israel Biological Technology, Co. Ltd. (“CIB”), a Chinese company associated with Mr. Qingxi Huang, President and Chief Executive Officer of the Company, pursuant to the Subscription Agreement for aggregate proceeds of $800,000 (the “Purchase Price”). CIB shall pay the Purchase Price as follows: (i) $569,805.23 USD paid at closing, and (ii) $230,194.77 USD shall be applied toward the Purchase Price pursuant to a Debt Settlement Agreement entered into by the Company and CIB whereby $223694 in principal and $6,500.77 in interest accrued under certain loans made to the Company by CIB shall be converted and applied towards the Purchase Price for the Shares (the “Debt Settlement Agreement”). The Purchase Price was paid in full as of May 8, 2018 and funds will be used for general corporate and administrative purposes and the development of the Company’s business plan.

Following the acquisition of the Shares, CIB will own an aggregate 6,632,000 shares (42.7%) of the Company’s issued and outstanding common stock. There will be approximately 15,526,896 shares of common stock issued and outstanding as of the date of this Current Report.

The foregoing description of the Subscription Agreement and Debt Settlement Agreement are not complete and is subject to and qualified in its entirety by reference to the Subscription Agreement attached hereto as Exhibit 10.1 and Debt Settlement Agreement attached hereto as 10.2, each of which is incorporated herein by this reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Subscription Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on March 15, 2018, the Company sold the Shares to CIB issued pursuant to and in accordance with Rule 903 of Regulation S of the Securities Act of 1933 (the “Act”) on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. All certificates representing the Shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. The Subscription Agreement did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

ITEM 9.01  FINANCIAL STATEMENTS

(d)	Exhibits

10.1	Subscription Agreement by and between the Company and CIB.
10.2	Debt Settlement Agreement between the Company and CIB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2018	US-CHINA BIOMEDICAL TECHNOLOGY, INC.

/s/Qingxi Huang
Name: Qingxi Huang
Title: Chief Executive Officer